Exhibit 99.1

Marvell Technology Group Ltd. Reports Fourth Quarter and Fiscal Year 2020
Financial Results

•Q4 Revenue: $718 million
•Q4 Gross Margin: 42.5% GAAP gross margin; 62.3% non-GAAP gross margin
•Q4 Diluted income per share: $2.62 GAAP diluted income per share; $0.17 non-GAAP diluted income per share
•Cash and cash equivalents: $648 million

Santa Clara, Calif. (March 4, 2020) - Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today reported financial results for the fourth fiscal quarter and the full fiscal year, ended February 1, 2020. Revenue for the fourth quarter of fiscal 2020 was $718 million.
Marvell completed the acquisition of Avera Semiconductor (“Avera”), the Application Specific Integrated Circuit (“ASIC”) business of GlobalFoundries on November 5, 2019. Marvell's results for the fourth quarter of fiscal 2020 and fiscal year 2020 include the results of Avera from the acquisition date, while prior periods presented do not.
On December 6, 2019, the Company completed the divestiture of the Wi-Fi Connectivity business to NXP. The Company received $1.7 billion in cash proceeds. The divestiture resulted in a pre-tax gain on sale of $1.1 billion. Marvell's results for the fourth quarter of fiscal 2020 and fiscal year 2020 include the results of the Wi-Fi Connectivity business through the divestiture date, while prior periods presented include the results of the Wi-Fi Connectivity business for the entire period.
On December 31, 2019, the Company completed an intra-entity asset transfer of certain of the Company's intellectual property to a subsidiary in Singapore. The internal restructuring aligns the global economic ownership of the Company's intellectual property rights with the Company's current and future business operations. The internal restructuring resulted in an income tax benefit of approximately $763 million for the fourth quarter of fiscal 2020 and for fiscal year 2020, which primarily captures the tax effect of future deductions.
GAAP net income for the fourth quarter of fiscal 2020 was $1.8 billion, or $2.62 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2020 was $117 million, or $0.17 per diluted share.
Revenue for fiscal 2020 was $2.7 billion. GAAP net income for fiscal 2020 was $1.6 billion, or $2.34 per diluted share. Non-GAAP net income for fiscal 2020 was $444 million, or $0.66 per diluted share.

“Marvell delivered fourth quarter revenue above the mid-point of guidance with solid results from both our networking and storage businesses. Our guidance for the first quarter of fiscal 2021 reflects the reduction of approximately 5 percent of revenue to account for coronavirus impacts we are aware of so far,” said Matt Murphy, Marvell’s President and CEO. “Our customer and design win traction in the wireless infrastructure market continues to grow and Nokia announced an expanded relationship with Marvell to develop multiple generations of leading 5G silicon solutions. We also announced the extension of our long-term collaboration with Samsung on the radio access network.”

Marvell's first quarter guidance takes into account the U.S. Government's export restriction on certain Chinese customers. Given the ongoing uncertainty associated with the coronavirus, we also have temporarily widened the guidance range on revenue.

First Quarter of Fiscal 2021 Financial Outlook

•Revenue is expected to be $680 million +/- 5%.
•GAAP gross margin is expected to be approximately 47.5%.
•Non-GAAP gross margin is expected to be approximately 63%.
•GAAP operating expenses are expected to be $410 million +/- $3 million.
•Non-GAAP operating expenses are expected to be $310 million +/- $2.5 million.
•GAAP diluted loss per share is expected to be $(0.20) to $(0.12) per share.
•Non-GAAP diluted income per share is expected to be $0.11 to $0.17 per share.

Conference Call
Marvell will conduct a conference call on Wednesday, March 4, 2020 at 1:45 p.m. Pacific Time to discuss results for the fourth quarter and full fiscal year 2020. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, passcode 3670507. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until Wednesday, March 11, 2020.

Discussion of Non-GAAP Financial Measures
Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization of the inventory fair value adjustment associated with the Aquantia and Avera acquisitions, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges, resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core business.

Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the fourth quarter of fiscal 2020, a non-GAAP tax rate of 4.5% has been applied to the non-GAAP financial results.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Marvell’s operating performance;
•Management’s establishment of internal operating budgets;
•Management’s performance comparisons with internal forecasts and targeted business models; and
•Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: the risk that the company may not realize the anticipated benefits of the acquisitions of Aquantia Corp. and the Application Specific Integrated Circuit (ASIC) business of GLOBALFOUNDRIES and the divestiture of NXP (collectively, the “Transactions”); the effect of the consummation of the Transactions on the company's business relationships, operating results, and business generally; potential difficulties in employee retention as a result of the Transactions; the ability of Marvell to successfully integrate operations and product lines related to the acquisitions; the ability of Marvell to implement its plans, forecasts, and other expectations with respect to the Transactions and realize the anticipated synergies and cost savings in the time frame anticipated or at all; the impact of international conflict and economic volatility in either domestic or foreign markets including risks related to trade conflicts, bans and tariffs; the effects of epidemics like the coronavirus on Marvell's employees, customers and suppliers; the risks associated with manufacturing and selling products and customers’ products outside of the United States; Marvell's ability to define, design and develop products for the 5G market; Marvell's ability to market its 5G products to Tier 1 infrastructure customers; the effects of transitioning to smaller geometry process technologies; the impact of any change in the income tax laws in jurisdictions where Marvell operates and the loss of any beneficial tax treatment that Marvell currently enjoys; the risk of downturns in the highly cyclical semiconductor industry; Marvell’s dependence upon the storage and networking markets, which are highly cyclical and intensely competitive; the outcome of pending or future litigation and legal and regulatory proceedings; Marvell’s dependence on a small number of customers; the impact and costs associated with changes in international financial and regulatory conditions; Marvell’s ability and the ability of its customers to successfully compete in the markets in which it serves; Marvell’s reliance on independent foundries and subcontractors for the manufacture, assembly and testing of its products; Marvell’s ability and its customers’ ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; Marvell’s ability to estimate customer demand and future sales accurately; Marvell’s ability to scale its operations in response to changes in demand for existing or new products and services; risks associated with acquisition and consolidation activity in the semiconductor industry; the effects of any other potential acquisitions, divestitures or investments; Marvell’s ability to protect its intellectual property; Marvell’s maintenance of an effective system of internal controls; severe financial hardship or bankruptcy of one or more of Marvell’s major customers; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 2, 2019 as filed with the SEC on December 4, 2019, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or publicly update any forward-looking statements.

About Marvell
Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the Company’s storage, processing, networking, security and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	February 1, 2020	November 2, 2019	February 2, 2019	February 1, 2020	February 2, 2019
Net revenue	$717,671	$662,470	$744,799	$2,699,161	$2,865,791
Cost of goods sold	412,927	322,403	422,797	1,342,220	1,407,399
Gross profit	304,744	340,067	322,002	1,356,941	1,458,392

Operating expenses:
Research and development	279,389	267,781	256,102	1,080,391	914,009
Selling, general and administrative	121,592	118,993	106,168	464,580	424,360
Restructuring related charges	18,258	14,802	12,740	55,328	76,753
Total operating expenses	419,239	401,576	375,010	1,600,299	1,415,122
Operating income (loss)	(114,495)	(61,509)	(53,008)	(243,358)	43,270
Interest income	1,379	1,092	1,236	4,816	11,926
Interest expense	(22,656)	(21,241)	(21,953)	(85,631)	(60,362)
Other income, net	1,124,179	689	4,377	1,122,555	519
Interest and other income (loss), net	1,102,902	(19,460)	(16,340)	1,041,740	(47,917)
Income (loss) before income taxes	988,407	(80,969)	(69,348)	798,382	(4,647)
Provision (benefit) for income taxes	(784,266)	1,532	191,350	(786,009)	174,447
Net income (loss)	$1,772,673	$(82,501)	$(260,698)	$1,584,391	$(179,094)

Net income (loss) per share - Basic	$2.66	$(0.12)	$(0.40)	$2.38	$(0.30)

Net income (loss) per share - Diluted	$2.62	$(0.12)	$(0.40)	$2.34	$(0.30)

Weighted average shares:
Basic	665,562	668,178	657,835	664,709	591,232
Diluted	675,700	668,178	657,835	676,094	591,232

Marvell Technology Group Ltd.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	February 1, 2020	February 2, 2019
Assets
Current assets:
Cash and cash equivalents	$647,604	$582,410
Accounts receivable, net	492,346	493,122
Inventories	322,980	276,005
Prepaid expenses and other current assets	74,567	43,721
Total current assets	1,537,497	1,395,258
Property and equipment, net	357,092	318,978
Goodwill	5,337,405	5,494,505
Acquired intangible assets, net	2,764,600	2,560,682
Deferred tax assets	639,791	12,460
Other non-current assets	496,850	234,869
Total assets	$11,133,235	$10,016,752

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$213,747	$185,362
Accrued liabilities	346,639	335,509
Accrued employee compensation	149,780	115,925
Total current liabilities	710,166	636,796
Long-term debt	1,439,024	1,732,699
Deferred tax liabilities	31,233	246,252
Other non-current liabilities	274,232	94,595
Total liabilities	2,454,655	2,710,342

Shareholders’ equity:
Common stock	1,328	1,317
Additional paid-in capital	6,135,939	6,188,598
Retained earnings	2,541,313	1,116,495
Total shareholders’ equity	8,678,580	7,306,410
Total liabilities and shareholders’ equity	$11,133,235	$10,016,752

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended		Year Ended
	February 1, 2020	February 2, 2019	February 1, 2020	February 2, 2019
Cash flows from operating activities:
Net income (loss)	$1,772,673	$(260,698)	$1,584,391	$(179,094)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	43,996	37,627	156,658	123,983
Share-based compensation	53,171	50,580	242,207	184,064
Amortization of acquired intangible assets	114,615	78,688	368,082	183,318
Amortization of inventory fair value adjustment associated with acquisitions	52,510	97,597	55,826	223,372
Amortization of deferred debt issuance costs and debt discounts	2,723	2,064	6,763	11,354
Restructuring related impairment charges (gain)	1,328	(12,081)	17,571	(200)
Deferred income taxes	(777,257)	146,322	(785,158)	118,647
Loss (gain) on sale of business	(1,123,223)	—	(1,121,709)	1,592
Other expense (income), net	9,287	344	26,448	4,154
Changes in assets and liabilities:
Accounts receivable	2,870	(39,347)	11,244	(99,044)
Inventories	43,361	2,489	12,759	4,348
Prepaid expenses and other assets	(43,099)	189	(54,138)	(11,685)
Accounts payable	(29,143)	(28,753)	1,658	(6,493)
Accrued liabilities and other non-current liabilities	(76,635)	57,297	(182,893)	85,027
Accrued employee compensation	8,661	(25,677)	20,588	(46,599)
Net cash provided by operating activities	55,838	106,641	360,297	596,744
Cash flows from investing activities:
Purchases of available-for-sale securities	—	—	—	(14,956)
Sales of available-for-sale securities	—	—	18,832	623,896
Maturities of available-for-sale securities	—	—	—	187,985
Purchases of time deposits	—	—	—	(25,000)
Maturities of time deposits	—	—	—	175,000
Purchases of technology licenses	(2,776)	(359)	(4,712)	(11,540)
Purchases of property and equipment	(18,986)	(28,886)	(81,921)	(75,921)
Proceeds from sales of property and equipment	89	42,707	620	43,525
Cash payment for acquisition, net of cash and cash equivalents acquired	(593,500)	—	(1,071,079)	(2,649,465)
Net proceeds from sale of business	1,699,835	—	1,698,783	(3,352)
Other	(405)	2,275	(1,677)	(2,725)
Net cash provided by (used in) investing activities	1,084,257	15,737	558,846	(1,752,553)
Cash flows from financing activities:
Repurchases of common stock	(300,000)	(50,005)	(364,272)	(103,974)
Proceeds from employee stock plans	44,167	40,189	147,276	100,961
Tax withholding paid on behalf of employees for net share settlement	(17,440)	(9,248)	(98,302)	(54,939)
Dividend payments to shareholders	(40,077)	(39,489)	(159,573)	(148,081)
Payments on technology license obligations	(15,053)	(16,676)	(72,266)	(69,157)
Proceeds from issuance of debt	600,000	—	950,000	1,892,605
Principal payments of debt	(1,200,000)	(75,000)	(1,250,000)	(756,128)
Payment of equity and debt financing costs	—	—	—	(11,550)
Other, net	(2,457)	—	(6,812)	—
Net cash provided by (used in) financing activities	(930,860)	(150,229)	(853,949)	849,737
Net increase (decrease) in cash and cash equivalents	209,235	(27,851)	65,194	(306,072)
Cash and cash equivalents at beginning of period	438,369	610,261	582,410	888,482
Cash and cash equivalents at end of period	$647,604	$582,410	$647,604	$582,410

Marvell Technology Group Ltd.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	February 1, 2020	November 2, 2019	February 2, 2019	February 1, 2020	February 2, 2019

GAAP gross profit:	$304,744	$340,067	$322,002	$1,356,941	$1,458,392
Special items:
Share-based compensation	3,181	3,990	2,942	13,759	12,024
Amortization of acquired intangible assets	86,383	72,146	57,591	279,567	134,169
Other cost of goods sold (a)	52,510	4,758	97,598	57,718	226,372
Total special items	142,074	80,894	158,131	351,044	372,565
Non-GAAP gross profit	$446,818	$420,961	$480,133	$1,707,985	$1,830,957

GAAP gross margin	42.5%	51.3%	43.2%	50.3%	50.9%
Non-GAAP gross margin	62.3%	63.5%	64.5%	63.3%	63.9%

Total GAAP operating expenses	$419,239	$401,576	$375,010	$1,600,299	$1,415,122
Special items:
Share-based compensation	(49,989)	(63,375)	(47,638)	(229,050)	(186,071)
Restructuring related charges (b)	(18,258)	(14,802)	(12,740)	(55,328)	(76,753)
Amortization of acquired intangible assets	(28,232)	(20,614)	(21,097)	(88,515)	(49,150)
Other operating expenses (c)	(16,621)	(19,495)	(7,392)	(63,361)	(62,095)
Total special items	(113,100)	(118,286)	(88,867)	(436,254)	(374,069)
Total non-GAAP operating expenses	$306,139	$283,290	$286,143	$1,164,045	$1,041,053

GAAP operating margin	(16.0)%	(9.3)%	(7.1)%	(9.0)%	1.5%
Other cost of goods sold (a)	7.3%	0.7%	13.1%	2.1%	7.9%
Share-based compensation	7.4%	10.2%	6.8%	9.0%	6.9%
Restructuring related charges (b)	2.5%	2.2%	1.7%	2.0%	2.7%
Amortization of acquired intangible assets	16.0%	14.0%	10.6%	13.6%	6.4%
Other operating expenses (c)	2.4%	3.0%	0.9%	2.5%	2.2%
Non-GAAP operating margin	19.6%	20.8%	26.0%	20.2%	27.6%

Marvell Technology Group Ltd.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	February 1, 2020	November 2, 2019	February 2, 2019	February 1, 2020	February 2, 2019

GAAP interest and other income (loss), net	$1,102,902	$(19,460)	$(16,340)	$1,041,740	$(47,917)
Special items:
Gain on sale of intellectual property	—	—	(3,500)	—	(3,500)
Restructuring related items (d)	(1,122,988)	(946)	157	(1,124,197)	15
Write-off of debt issuance costs (e)	1,621	—	782	2,079	7,736
Deal costs (f)	—	496	—	1,505	—
Total special items	(1,121,367)	(450)	(2,561)	(1,120,613)	4,251
Total non-GAAP interest and other income (loss), net	$(18,465)	$(19,910)	$(18,901)	$(78,873)	$(43,666)

GAAP net income (loss)	$1,772,673	$(82,501)	$(260,698)	$1,584,391	$(179,094)
Special items:
Other cost of goods sold (a)	52,510	4,758	97,598	57,718	226,372
Share-based compensation	53,170	67,365	50,580	242,809	198,095
Restructuring related charges (gain) in operating expenses (b)	18,258	14,802	12,740	55,328	76,753
Restructuring related items in interest and other income (loss), net (d)	(1,122,988)	(946)	157	(1,124,197)	15
Amortization of acquired intangible assets	114,615	92,760	78,688	368,082	183,319
Gain on sale of intellectual property	—	—	(3,500)	—	(3,500)
Write-off of debt issuance costs (e)	1,621	—	782	2,079	7,736
Transaction costs included in interest and other income, net (f)	—	496	—	1,505	—
Other operating expenses (c)	16,621	19,495	7,392	63,361	62,095
Pre-tax total special items	(866,193)	198,730	244,437	(333,315)	750,885

Marvell Technology Group Ltd.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	February 1, 2020	November 2, 2019	February 2, 2019	February 1, 2020	February 2, 2019

Other income tax effects and adjustments (g)	(789,761)	(3,773)	184,348	(806,938)	144,585
Non-GAAP net income	$116,719	$112,456	$168,087	$444,138	$716,376

Weighted average shares — basic	665,562	668,178	657,835	664,709	591,232
Weighted average shares — diluted	675,700	668,178	657,835	676,094	591,232

GAAP diluted net income (loss) per share	$2.62	$(0.12)	$(0.40)	$2.34	$(0.30)
Non-GAAP diluted net income per share (h)	$0.17	$0.17	$0.25	$0.66	$1.19

(a)	Other costs of goods sold includes amortization of the Avera and Aquantia inventory fair value adjustment in fiscal 2020, amortization of the Cavium inventory fair value adjustment in fiscal 2019, as well as charges for past intellectual property licensing matters.

(b)	Restructuring related charges include employee severance, facilities related costs, and impairment of equipment and other assets. Restructuring related charges in the three months and twelve months ended February 2, 2019 include gain on sale of a building that was a direct result of restructuring.

(c)	Other operating expenses primarily include Cavium, Aquantia and Avera merger costs.

(d)	Interest and other income (loss), net includes restructuring related items such as gain on sale of a business and foreign currency remeasurement associated with restructuring related accruals.

(e)	Write-off of debt issuance costs is associated with the partial term loan repayment.

(f)	Costs incurred in connection with preparation of the divestiture of the Wi-Fi Connectivity business.

(g)	Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 4.5% for the three months ended November 2, 2019 and the three and twelve months ended February 1, 2020, and based on a non-GAAP income tax rate of 4% for the three and twelve months ended February 2, 2019.

(h)	Non-GAAP diluted net income per share for the three months ended November 2, 2019 and February 2, 2019 was calculated by dividing non-GAAP net income by weighted average shares outstanding (diluted) of 679,345 and 663,580 shares, respectively, due to the non-GAAP net income reported in the respective period. Non-GAAP diluted net income per share for the year ended February 2, 2019 was calculated by dividing non-GAAP net income by weighted average shares outstanding (diluted) of 600,049, due to the non-GAAP net income reported in the period.

Marvell Technology Group Ltd.
Outlook for the First Quarter of Fiscal Year 2021
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended May 2, 2020
GAAP revenue	$680 +/- 5%
Special items:	—
Non-GAAP revenue	$680 +/- 5%

GAAP gross margin	47.5%
Special items:
Share-based compensation	0.3%
Amortization of acquired intangible assets	15.2%
Non-GAAP gross margin	63%

Total GAAP operating expenses	$410 +/- 3
Special items:
Share-based compensation	57
Restructuring related charges	10
Amortization of acquired intangible assets	26
Other operating expenses	7
Total non-GAAP operating expenses	$310 +/- 2.5

GAAP diluted loss per share	$(0.20) - $(0.12)
Special items:
Share-based compensation	0.09
Amortization of acquired intangible assets	0.19
Restructuring related charges in operating expenses	0.01
Other operating expenses	0.01
Non-GAAP diluted net income per share	$0.11 - $0.17

Quarterly Revenue Trend (Unaudited)
(In thousands)

	Three Months Ended			% Change
	February 1, 2020	November 2, 2019	February 2, 2019	YoY	QoQ
Networking (1)	$376,724	$329,962	$387,457	(3)%	14%
Storage (2)	296,486	287,708	317,042	(6)%	3%
Total Core	673,210	617,670	704,499	(4)%	9%
Other (3)	44,461	44,800	40,300	10%	(1)%
Total Revenue	$717,671	$662,470	$744,799	(4)%	8%

	Three Months Ended
% of Total	February 1, 2020	November 2, 2019	February 2, 2019
Networking (1)	52%	50%	52%
Storage (2)	41%	43%	43%
Total Core	93%	93%	95%
Other (3)	7%	7%	5%
Total Revenue	100%	100%	100%

(1) Networking products are comprised primarily of Ethernet Solutions, Embedded Processors and Custom ASICs.
(2) Storage products are comprised primarily of Storage Controllers and Fibre Channel Adapters.
(3) Other products are comprised primarily of Printer Solutions, Application Processors and others.

For further information, contact:
Ashish Saran
Vice President, Investor Relations
408-222-0777
ir@marvell.com